Exhibit 10.19

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SITIME - BOSCH

AMENDMENT NO.1 TO

AMENDED AND RESTATED MANUFACTURING AGREEMENT

This Amendment No. 1 to Amended and Restated Manufacturing Agreement (this “Amendment”) is entered into as of August 1, 2018 (the “Effective Date”), by and between SiTime Corporation, a Delaware corporation, having its principal place of business at 5451 Patrick Henry Drive Santa Clara, CA 95054, (“SiTime” or “Buyer”) and Robert Bosch LLC, a Delaware limited liability company having its principal place of business at 38000 Hills Tech Drive, Farmington Hills, Michigan 48331 (“Bosch” or “Seller”). Buyer and Seller each may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Buyer is engaged in, among other things, the business of developing, designing, manufacturing and selling integrated circuits and wafers in the semiconductor marketplace; and

WHEREAS, Buyer is currently producing and in the process of designing and developing new product line(s), including CMOS and MEMS products and devices in the semiconductor and related industries; and

WHEREAS, Seller and/or its Affiliated Companies is (are) engaged in, among other things, the business of designing and manufacturing MEMS devices, and wafers; and

WHEREAS, the Parties entered into an AMENDED AND RESTATED MANUFACTURING AGREEMENT effective on February 23, 2017 (the “Master Agreement”), whereby Seller supplies to Buyer certain Products manufactured using the [*] provided by Buyer and provides manufacturing Services for Buyer1; and

WHEREAS, the Parties now desire to amend the Master Agreement to provide for the sale of additional Products, referred to as the “[*],” as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Application of the terms and conditions of the Master Agreement

Except as otherwise set forth herein, the terms and conditions of the Master Agreement shall apply to the sale of Products for [*].

1	Capitalized terms used and not otherwise defined herein shall have the same meaning as set forth in the Master Agreement.

2.    Modifications to the terms and conditions of the Master Agreement

The following modifications to the terms and conditions of the Master Agreement shall apply to the performance of [*] and corresponding sale of [*], as well as the conduct of all other [*] activities by Seller and Buyer under this Amendment:

The following definitions from the Master Agreement shall be modified and or supplemented as follows:

Section 1.14: “Product(s)” means [*], whether sold in Wafer form, singulated, or as part of packaged [*] devices, which Seller produces, implements, and/or manufactures (or which is produced, implemented and/or manufactured by Seller’s Affiliated Company on Seller’s behalf) and sells to Buyer as set forth in Exhibit A Section 1 of this Agreement. Products also include any documentation created by Seller and provided to buyers of such Products. Products shall be limited to only those [*] that are “released” Products and such Products sold to customers as “released” Products, to the exclusion of all [*].

Section 1.23: “Wafer”: means a silicon wafer containing [*].

Section 1.25: “[*]” as used herein, means [*].

Section 2.1 The following will replace the term provision contained in the Master Agreement and apply to [*] as to [*] and [*].

2.1 This Agreement shall be effective for a period of ten (10) years from the Effective Date of this Agreement, unless terminated earlier in accordance with Section 14 (the “Initial Term”). Unless otherwise terminated prior to expiration as provided herein, the Initial Term and any renewal term shall automatically renew unless one Party notifies the other of its intent not to renew at least three (3) years prior to the expiration of the then current term subject, however, to the provisions of this Agreement relating to amendment, modification and termination thereof.

Section 4.8: The following modifications to the terms and conditions of the Master Agreement shall only apply to Products sold as part of [*] under this Amendment:

4.8    Purchase and Manufacturing [*] Commitments. Bosch agrees to supply, and Buyer agrees to source, Buyer’s [*] and [*] requirements for Products that are set forth in this Section:

(a)    Purchase Commitments. For each [*] during the Term of this Agreement, Buyer commits to purchase [*] from Seller in [*] that are the [*] to [*] for Products per [*] until December 31, 2023, [*] of Buyer’s [*] requirements for Products per [*] for years 2024 to 2028, and [*] thereafter during the Term or (B) [*] Wafers per [*] (the “Product Purchase Commitment”). Buyer shall account for Products purchased from [*] after the end of each [*]. Buyer shall make “nil reports” for [*] where [*]. For each purchase report under this Agreement, Seller shall be entitled until [*] after the due date of such purchase report to have an [*], at its own expense subject to the conditions hereunder, the [*] relating to the purchase of Products that may be expedient for their examination in SiTime’s office or works at all times during normal office hours, and subject to a non-disclosure agreement reasonably acceptable to SiTime. In case such [*] in any [*] by SiTime with the consequence of [*], SiTime shall order and pay for the amount SiTime has [*] after the result of such [*] has been submitted to SiTime. In addition thereto

SiTime shall bear the costs of such [*]. The Product Purchase Commitment shall be [*] for the [*] upon the occurrence of any of the following: (i) Seller’s delivery of the Products [*] more than [*] on [*] or more [*] in a [*], and an appropriate [*] has not been agreed to by the Parties and implemented by Seller within [*] after such [*]; (ii) Buyer’s [*] for the Products exceeds Seller’s manufacturing capacity, provided that Seller shall have up to [*] to increase its capacity so that Buyer’s [*] is [*] and the Product Purchasing Commitment shall only be [*] if this [*] has expired; or (iii) Seller’s [*] of the Product is not [*] with a bona fide [*] for [*] of Products from an alternative supplier and Seller cannot prove the [*] within [*] after notice from Buyer. In order to invoke the foregoing clause (iii) for [*], Buyer is required to prove the [*] of Seller via [*]. If Seller subsequently makes a [*] for Products for which the Product Purchase Commitment has been [*] due to [*], then the Product Purchase Commitment will be [*] within no more than [*] after such [*] issued.

(b)    Manufacturing Commitments. With respect to the capacity requirement set forth in clause (ii) of Section 4.8(a) above, Seller shall provide a [*] forecast. During the Term of this Agreement, Seller shall commit to the available capacity for [*] based on Buyer’ s forecasted requirement of the Products. For the following [*] of the [*] forecast, Seller shall provide a capacity forecast to Buyer, based on Buyer’s forecasted requirement of Products. If the forecasted capacity of Seller will not meet the forecasted requirement of Buyer, the Parties will negotiate in good faith.

(c)    Change Management. In the event that SiTime requests a change or modification in the design, engineering, or manufacturing of the Product, Bosch hereby reserves the right to make a [*] to the Products. The Parties hereby agrees to negotiate such [*] in good faith. The Parties shall be transparent and open during such negotiations and Bosch shall provide SiTime with evidence to support the [*].

Section 16.1 of the Master Agreement is hereby replaced with respect to [*] by the following paragraphs:

“SiTime background [*] for [*]” as used herein, means all Intellectual Property generated before the Term of this Agreement with respect to [*] technology disclosed to Seller and/or Seller’s Affiliated Companies or otherwise contributed by Buyer to the collaboration between the Parties in connection with [*], including but not limited to the [*] technology. Both Parties agree that all SiTime background IP shall be deemed Intellectual Property of Buyer which is made, created, conceived, developed, and reduced to practice by Buyer and its employees without reference or use of any Intellectual Property or improvements of Seller and/or of Seller’s Affiliated Companies. Buyer shall own all rights, title and interest in and to the SiTime background IP and all modifications, enhancements, improvements and derivatives to the foregoing, no matter who the author or creator.

“Bosch background [*] for [*],” as used herein, means all Intellectual Property generated before the Term of this Agreement with respect to [*] technology disclosed to Buyer or otherwise contributed by Seller and/or Seller’s Affiliated Companies to the collaboration between the Parties in connection with [*]. Both Parties agree that all Bosch background IP shall be deemed Intellectual Property of Seller which is made, created, conceived, developed, and reduced to practice by Seller and/or Seller’s Affiliated Companies and their employees without reference or use of any Intellectual Property or improvements of Buyer. Seller shall own all rights, title and interest in and to the Bosch background IP and all modifications, enhancements, improvements and derivatives to the foregoing, no matter who the author or creator.

Section 16.2 of the Master Agreement is hereby replaced with respect to [*] by the following paragraphs

16.2    Intellectual Property Ownership.

“[*],” as used herein, means the foreground IP from Buyer and/or Seller generated during the Term of this Agreement following as they relate to [*] (but to the exclusion of SiTime and Bosch background IP):

(a)

(i) the Product [*], [*] of all components, the [*] as it is required to design and produce the Product including the complete set of [*] regarding [*] and [*], including the Product [*], and any other [*] Intellectual Property developed in [*] not constituting [*] [(16.2 (a)(i) and all corresponding items in 16.2(b)-(d) below are hereafter referred to as “[*]”]; and

(ii) the [*], including all indirect [*], and [*] thereto [16.2 (a)(ii) and all corresponding items in 16.2(b)-(d) below are hereafter referred to as “[*]”];

(b)    all documentation and records related to the foregoing in 16.2(a) above, including the [*] of the Master Agreement;

(c)    all modifications, enhancements, improvements and derivatives to the foregoing in 16.2(a)-(b) above; and

(d)    all Intellectual Property to the foregoing in 16.2(a)-(c) above,

regardless of whether the foregoing were made, created, conceived, developed, or reduced to practice for [*] by Seller, Buyer, or the Parties jointly during the Term of this Agreement or thereafter.

Buyer [*] Ownership. Notwithstanding anything to the contrary set forth in Section 16.1 hereof and/or anywhere else in the Master Agreement, the Buyer shall own all rights, title and interest in and to [*], subject only to the [*] IP Grant-Back License granted in this Section 16.2 below.

Seller [*] Ownership. Notwithstanding anything to the contrary set forth in Section 16.1 hereof and / or anywhere else in this Master Agreement, the Seller shall own all rights, title and interest in and to [*] subject only to the [*] IP Grant-Back License granted in this Section 16.2 below.

[*] Grant Back License. Buyer hereby grants back to Seller and Seller hereby accepts a nonexclusive, non-transferable, non-assignable, non-sublicensable, royalty-free, fully paid-up, perpetual (so long as the corresponding Intellectual Property right exists) irrevocable, worldwide license in the licensed [*] to use the same to design, develop, make, have made, use, offer to sell, sell, distribute, and import [*] for [*], and everything else, except for [*]. As used herein, “Licensed [*]” means [*] developed solely by Seller or jointly by the Parties during the Term of this Agreement.

[*] IP Grant-Back License. Seller hereby grants back to Buyer and Buyer hereby accepts a nonexclusive, non-transferable, non-assignable, non-sublicensable, royalty-free, fully paid-up, perpetual (so long as the corresponding Intellectual Property right exists), irrevocable worldwide license in [*] to use the same to design, develop, make, have made, use, offer to sell, sell, distribute, and import products used for [*] used for the purpose of [*] the [*], and everything else except for [*].

Sellers Background [*] for [*] Grant-Back License. Seller hereby grants to Buyer and Buyer hereby accepts a nonexclusive, non-transferable and non-assignable non-sublicensable, royalty-free, fully paid-up, perpetual (so long as the corresponding Intellectual Property right exists), irrevocable worldwide license in Bosch background [*] for [*] to use the same to design, develop, make, have made, use, offer to sell, sell, distribute, and import products exclusively for [*]. This license expressly excludes any and all [*] and [*] products.

Buyers Background [*] for [*] Grant-Back License. Buyer hereby grants to Seller and to all of Seller ‘ s Affiliated Companies and Seller hereby accepts — also for the benefit of Seller’s Affiliated Companies - a nonexclusive, non-transferable, non-assignable, non-sublicensable, royalty-free, fully paid-up, perpetual (so long as the corresponding Intellectual Property right exists), irrevocable worldwide license in the SiTime background [*] for [*] to use the same to design, develop, make, have made, use, offer to sell, sell, distribute, and import products exclusively for [*].

[*] Registration and Maintenance. Regardless of a grant-back license made herein, each Party shall have the sole and exclusive right to make and maintain, in its discretion, any Intellectual Property right applications and/or registrations relating to its [*] anywhere in the world, as well as the right to abandon the prosecution or maintenance of the foregoing.

Further Assurances. In furtherance of this Section 16.2, each Party agrees to engage in reasonable efforts and without further compensation, to execute and/or procure from any other person all applications, assignments, affidavits, agreements, and other documents and take such other actions when requested by the other Party in order to evidence, prove, and secure the other Party’s exclusive ownership, title, and Intellectual Property rights in the other Party’s [*].

[*] Non-compete. Notwithstanding the foregoing, Seller shall not use any [*] to design, develop, manufacture, sell or distribute products for [*], during the Term of this Agreement. Notwithstanding the foregoing, Buyer shall not use any [*] to design, develop, manufacture, sell or distribute products for [*], during the Term of this Agreement.

Non-applicability of Certain Provisions. None of the [*] licensed or developed by Seller in [*] shall be subject to: (a) any royalty or other payment obligation of Buyer to Seller under this Agreement or the License and Technical Assistance Agreement or (b) any manufacturing or license restriction set forth in this Agreement or the License and Technical Assistance Agreement, including Section 2.2 of the License and Technical Assistance Agreement.

Section 20.1: The following modifications to the terms and conditions of the Master Agreement shall only apply to Products sold as part of [*] under this Amendment:

20.1 Entire Agreement/Modifications. This Agreement, including any Exhibits and amendments hereto, contains the entire understanding between Buyer and Seller with respect to the subject matter hereof, and supersedes the Original Agreement and all other prior and contemporaneous agreements, dealings and negotiations, except for (i) the License and Technical Assistance Agreement, (ii) the Agreement Regarding [*] for [*] for Ramp-up of [*] including the amendments (iii) active [*] and [*] for the Products (Including [*]), which shall remain binding, in full force and affect. No modification, alteration, supplement or amendment shall be effective or binding unless made in writing, dated and signed by duly authorized representatives of both Parties.

Exhibits A, B, C, D, and E of the Master Agreement are hereby replaced for purposes of [*] with the following exhibits:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, on the final date set forth below.

SITIME CORPORATION		ROBERT BOSCH LLC

Signed:	/s/ Rajesh Vashist	Signed:	/s/ Mark Freeborough
By:	Rajesh Vashist	By:	Mark Freeborough
Title:	CEO	Title:	Sales Director

Date:	August 1, 2018	Date:	August 1, 2018

		Signed:	/s/ Timothy Frasier
		By:	Timothy Frasier
		Title:	President, North America

		Date:	August 1, 2018